Exhibit 99.1

Contacts:

Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	206-757-2785
ir@zillow.com	press@zillow.com

ZILLOW, INC. REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2012 RESULTS

•	Record Quarterly Revenue of $34.3 million, up 73% over fourth quarter 2011.

•	Record Quarterly Marketplace Revenue of $26.8 million, up 95% over fourth quarter 2011.

•	Quarterly Net Income of $0.5 million, resulting in basic and diluted EPS of $0.02.

•	Quarterly Adjusted EBITDA of $6.8 million, representing 20% of revenue.

•	Quarterly traffic grew 47% year-over-year to 34.5 million average monthly unique users with more than 50% of visits coming from mobile devices in December.

SEATTLE – February 13, 2013 – Zillow, Inc. (NASDAQ:Z), the leading real estate and home-related information marketplace, today announced financial results for the quarter and full year ended December 31, 2012.

“The fourth quarter was another terrific one as incredible execution by the Zillow team re-accelerated year-over-year growth, and delivered revenue and profit that exceeded our expectations,” said Spencer Rascoff, chief executive officer of Zillow, Inc. “The quarter capped off a pivotal year of tremendous growth and we’re looking forward to 2013 as we focus on three core priorities: attracting more users with great products and services; growing our Premier Agent business with unmatched value and tools; and accelerating our emerging mortgage, rental and home improvement marketplaces.”

Fourth Quarter 2012 Financial Highlights

•

Revenue increased 73% to $34.3 million from $19.9 million in the fourth quarter of 2011. Total revenue showed re-accelerating year-over-year growth when compared to year-over-year growth of 67% in the third quarter.

•

Marketplace Revenue increased 95% to $26.8 million from $13.7 million in the fourth quarter of 2011. Zillow achieved record Marketplace Revenue while executing a pricing model transition in the Premier Agent business.

•	Display Revenue increased 22% to $7.5 million from $6.1 million in the fourth quarter of 2011.

•

Net income was $0.5 million, compared to net income of $0.9 million in the fourth quarter of 2011. The fourth quarter of 2012 results include a year-over-year increase in depreciation and amortization expense, and share-based compensation expense, primarily related to acquisitions.

•	Basic and diluted earnings per share were $0.02, compared to basic and diluted earnings per share of $0.03 in the same period last year.

•	Adjusted EBITDA was $6.8 million, or 20% of revenue, which was an increase from $3.3 million in the fourth quarter of 2011, or 17% of revenue.

Full Year 2012 Financial Highlights

•	Revenue increased 77% to $116.9 million from $66.1 million in 2011.

•	Marketplace Revenue increased 105% to $86.7 million from $42.2 million in 2011.

•	Display Revenue increased 26% to $30.2 million from $23.9 million in 2011.

•

Net income was $5.9 million, compared to net income of $1.1 million in 2011. Included in the full year financial results for 2012 is approximately $1.1 million of acquisition-related transaction costs, compared to 2011 transaction costs of $0.4 million.

•	Basic and diluted earnings per share were $0.20 and $0.18, respectively, compared to basic and diluted earnings per share of zero for the same period last year.

•	Adjusted EBITDA was $25.2 million, or 22% of revenue, which was an increase from $11.9 million in 2011, or 18% of revenue.

Operating and Business Highlights

•

Average monthly unique users grew 47% to 34.5 million in the fourth quarter of 2012 compared to 23.5 million average monthly unique users for the same period in 2011. In addition, January 2013 was a record traffic month with 45.9 million unique users, representing 45% year-over-year growth. In December, the company crossed another mobile milestone as more than half of the visits occurred on mobile devices. On weekends, 60% of Zillow’s traffic comes from a mobile device.

•

Premier Agent subscribers increased by 2,770 in the fourth quarter of 2012, and totaled 29,473 on December 31, 2012, up 87% year over year. Average monthly revenue per subscriber in the fourth quarter of 2012 increased 3% to $267, compared to $258 in the same period last year. Premier Agent revenue is reported as part of Marketplace Revenue.

•

Zillow entered the home improvement market earlier this month with the launch of Zillow Digs™, on the Web at www.zillow.com/digs and on iPad®, as an important complement to the company’s existing real estate, mortgage and rental marketplaces. Expanding into home improvement makes

Zillow more relevant to consumers throughout the entire lifecycle of homeownership and expands its total addressable market, as the home improvement industry was expected to spend approximately $6 billion on advertising in 2012[1]. Zillow Digs includes patent-pending Digs Estimates, the estimated costs of recreating actual kitchens and bathrooms.

•

In the fourth quarter, Zillow completed three acquisitions that accelerate its mortgage, rental and real estate marketplaces: Mortech, Inc., a Lincoln, Neb.-based software and services company that provides a CRM and pricing engine to the mortgage industry; HotPads™, a San Francisco-based consumer rentals shopping site and suite of mobile apps; and Buyfolio, a New York City-based online and mobile collaborative shopping tool.

•

Earlier this month, Zillow announced that HGTV’s FrontDoor is joining the Zillow® Real Estate Network, the leading real estate network. Zillow now will be the exclusive provider of all real estate listings for HGTV’s FrontDoor, giving agents and brokerages that list on Zillow substantial additional marketing for their listings. Scheduled to launch in the second quarter, Zillow Premier Agents also will receive exposure through FrontDoor.

Quarterly Conference Call to Include Business Outlook

Zillow management will discuss Zillow, Inc.’s fourth quarter and full year 2012 financial results, as well as the first quarter and full year 2013 business outlook in a conference call today at 2 p.m. PST (5 p.m. EST) that will also be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow, Inc.’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 91697215. Callers outside the United States may dial 443-863-7921 with conference ID# 91697215. Following completion of the call, a recorded replay of the webcast and a copy of the prepared remarks will be available on the investor relations section of Zillow, Inc.’s website. The recorded replay will be available until February 27, 2013. To listen to the telephone replay, call toll-free 855-859-2056 with conference ID# 91697215. Callers outside the United States may dial 404-537-3406 with conference ID# 91697215.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, the statements regarding our belief about our re-acceleration of year-over-year growth, our belief about 2013 and our three core priorities, and our business outlook. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Differences in Zillow’s actual results from those anticipated in these forward-looking statements may result from actions taken by Zillow as well as from risks and uncertainties beyond Zillow’s control. Factors that may contribute to such differences include, but are not limited to, Zillow’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on Zillow’s business; Zillow’s ability to innovate and provide products and

[1]	According to Borrell Associates in their 2012 report forecasting the home improvement market.

services that are attractive to its users and advertisers; Zillow’s ability to increase awareness of the Zillow brand; Zillow’s ability to maintain or establish relationships with listings and data providers; Zillow’s ability to attract consumers to Zillow’s mobile applications and websites; Zillow’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow’s network infrastructure and content delivery processes; and Zillow’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow’s business and financial results, please review the “Risk Factors” described in Zillow’s Quarterly Report on Form 10-Q for the three months ended June 30, 2012 and Zillow’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, or SEC, and in Zillow’s other filings with the SEC. Except as may be required by law, Zillow does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect certain facility exit charges; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income and our other GAAP results.

About Zillow, Inc.

Zillow, Inc. (NASDAQ: Z) operates the leading real estate and home-related information marketplaces on mobile and the Web, with a complementary portfolio of brands and products that help people find vital information about homes, and connect with the best local professionals. Zillow’s brands serve the full lifecycle of owning and living in a home: buying, selling, renting, financing, remodeling and more. In addition, Zillow offers a suite of tools and services to help local real estate, mortgage, rental and home improvement professionals manage and market their businesses. Welcoming 46 million monthly unique users in January, the Zillow, Inc. portfolio includes Zillow.com®, Zillow Mobile, Zillow Mortgage Marketplace, Zillow Rentals, Zillow Digs, Postlets®, Diverse Solutions®, Buyfolio™, Mortech™ and HotPads™. Zillow is headquartered in Seattle.

Zillow.com, Zillow, Postlets and Diverse Solutions are registered trademarks of Zillow, Inc.

Buyfolio, Mortech, HotPads and Digs are trademarks of Zillow, Inc.

iPad is a registered trademark of Apple, Inc.

The Zillow, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10012.

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	December 31, 2012	December 31,2011
Assets
Current assets:
Cash and cash equivalents	$150,040	$47,926
Short-term investments	44,054	28,925
Accounts receivable, net	8,655	5,638
Prepaid expenses and other current assets	2,652	3,214

Total current assets	205,401	85,703
Long-term investments	9,389	15,285
Property and equipment, net	13,634	7,227
Goodwill	54,284	3,676
Intangible assets, net	21,248	4,532
Other assets	279	245

Total assets	$304,235	$116,668

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,158	$1,681
Accrued expenses and other current liabilities	6,318	4,893
Accrued compensation and benefits	2,514	1,587
Deferred revenue	8,349	5,769
Deferred rent, current portion	94	60

Total current liabilities	20,433	13,990
Deferred rent, net of current portion	3,485	1,347
Other non-current liabilities	—	118
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	3	2
Class B common stock	1	1
Additional paid-in capital	351,981	178,817
Accumulated deficit	(71,668)	(77,607)

Total shareholders’ equity	280,317	101,213

Total liabilities and shareholders’ equity	$304,235	$116,668

ZILLOW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue	$34,337	$19,891	$116,850	$66,053
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	3,806	2,961	14,043	10,575
Sales and marketing (2)	14,519	7,576	49,105	25,725
Technology and development (2)	9,079	3,994	26,614	14,143
General and administrative (2)(3)	6,422	4,463	21,291	14,613

Total costs and expenses	33,826	18,994	111,053	65,056

Income from operations	511	897	5,797	997
Other income	38	25	142	105

Net income	$549	$922	$5,939	$1,102

Net income attributable to common shareholders	$549	$922	$5,939	$—
Net income per share attributable to common shareholders — basic	$0.02	$0.03	$0.20	$—
Net income per share attributable to common shareholders — diluted	$0.02	$0.03	$0.18	$—
Weighted-average shares outstanding — basic	33,408	27,748	30,194	19,815
Weighted-average shares outstanding — diluted	36,292	30,592	32,709	22,305

(1) Amortization of website development costs and intangible assets included in technology and development is as follows:	$3,603	$1,466	$11,179	$5,384
(2) Includes share-based compensation expense as follows:
Cost of revenue	$109	$54	$380	$189
Sales and marketing	1,084	129	2,433	388
Technology and development	704	235	1,886	546
General and administrative	359	236	1,912	822

Total	$2,256	$654	$6,611	$1,945

(3) General and administrative includes a facility exit charge as follows:	$—	$—	$—	$1,737
Other Financial Data:
Adjusted EBITDA (4)	$6,838	$3,312	$25,181	$11,869

(4) See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2011
Operating activities
Net income	$5,939	$1,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,773	7,190
Facility exit charge	—	1,737
Share-based compensation expense	6,611	1,945
Loss on disposal of property and equipment	353	157
Bad debt expense	1,227	594
Deferred rent	2,155	1,243
Amortization of bond premium	751	181
Changes in operating assets and liabilities:
Accounts receivable	(3,458)	(2,208)
Prepaid expenses and other assets	650	(2,882)
Accounts payable	991	916
Accrued expenses	1,776	2,460
Deferred revenue	2,530	2,391

Net cash provided by operating activities	32,298	14,826

Investing activities
Proceeds from investment maturities	28,434	4,750
Purchases of investments	(38,397)	(47,772)
Purchases of property and equipment	(12,677)	(7,686)
Purchases of intangible assets	(4,073)	(1,135)
Acquisitions, net of cash acquired	(67,645)	(6,540)

Net cash used in investing activities	(94,358)	(58,383)

Financing activities
Proceeds from exercise of Class A common stock options	7,448	2,917
Proceeds from public offering, net of offering costs	156,726	70,788
Proceeds from concurrent private placement	—	5,500

Net cash provided by financing activities	164,174	79,205
Net increase in cash and cash equivalents during period	102,114	35,648
Cash and cash equivalents at beginning of period	47,926	12,278

Cash and cash equivalents at end of period	$150,040	$47,926

Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$2,379	$600
Class A common stock issued in connection with an acquisition	$—	$910
Write-off of fully depreciated property and equipment	$2,986	$2,133

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$549	$922	$5,939	$1,102
Other income	(38)	(25)	(142)	(105)
Depreciation and amortization expense	4,071	1,761	12,773	7,190
Share-based compensation expense	2,256	654	6,611	1,945
Facility exit charge	—	—	—	1,737

Adjusted EBITDA	$6,838	$3,312	$25,181	$11,869

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue:
Marketplace revenue	$26,838	$13,746	$86,670	$42,190
Display revenue	7,499	6,145	30,180	23,863

Total	$34,337	$19,891	$116,850	$66,053

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Percentage of Revenue:
Marketplace revenue	78%	69%	74%	64%
Display revenue	22%	31%	26%	36%

Total	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended December 31,		2011 to 2012 % Change
	2012	2011
	(in thousands)
Unique Users	34,535	23,507	47%

Unique users source: We measure unique users with Google Analytics. Beginning in June 2012, the reported monthly unique users reflect the effect of Zillow’s May 31, 2012 acquisition of RentJuice. Beginning in December 2012, the reported monthly unique users reflect the effect of Zillow’s December 14, 2012 acquisition of HotPads.

	At December 31,		2011 to 2012 % Change
	2012	2011
Premier Agent Subscribers	29,473	15,799	87%